AMENDMENT

Pursuant to Section 7.01 of the Illinois Tool Works Inc. 1985 Executive Contributory Retirement Income Plan ( the "Plan" ) effective May 1, 1996, Illinois Tool Works Inc. hereby amends Sections 2.06, 2.07, 4.07, 4.11, and
6.01 of this Plan to read as follows:

2.06 "Change in Control" means any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of common stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding common stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board of Directors (the "Existing Directors") cease for any reason to constitute more than 50% of the Board of Directors; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

2.07 "Committee" means the Employee Benefits Committee appointed by the Board of Directors to manage and administer the Plan.

4.07      Form of Benefit Payment.
          (a)  Upon the happening of an event described in Section 4.01, the
               Company shall pay to   the Participant the amount calculated
               thereunder in monthly installments payable over a period of fifteen (15) years, with interest on the unpaid principal balance equal to the applicable Retirement InterestYield added to the Deferred Benefit Account on each succeeding Determination Date. The amount of the installment payments shall be based on the prevailing Retirement Interest Yield at
               the commencement of payments,   projected into the future, and
               shall be recomputed every three years, based on changes   in
               the Retirement Interest Yield.  Upon the death of a Participant
               after the   commencement of benefits pursuant to Section 4.01,
               the remaining installment   payments shall be paid to the
               Beneficiary, except that the Interest Yield used to determine the Deferred Benefit Account shall be the Retirement Interest
               Yield in effect   at the time of the Participant's death, until
               all payments have been made to the   Beneficiary of the deceased
               Participant.

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          (b)  In the event of the death of the  Participant,  as  described in
               Section 4.03, the Participant's Beneficiary may, with the consent of the Committee, elect one of the payment options in this Section 4.07. In such event, the applicable Death Interest Yield in effect at the time of the Participant's death, shall be the Interest Yield used in determining the Deferred Benefit Account until all payments have been made to the Beneficiary of the deceased Participant.

          (c) Upon a written request by a Participant or his Beneficiary filed with the Committee prior to the commencement of benefits under this Plan, the Committee may, in its sole discretion, (i) pay out a lump sum payment at a time designated but within fifteen (15) years of the Participant's retirement or death, or
               (ii) pay out  installments  over a period of fewer than fifteen
               (15) years.

          (d) In the event that a Participant retires on or subsequent to his Early Benefit Date but prior to his Normal Benefit Date, the Participant may file a written request with the Committee requesting the deferral of his Retirement Benefit, pursuant to
               Section 4.01, until age 65. The written request must be made prior to the earlier of December 31 of the calendar year preceding the Participant's Early Benefit Date or six months prior to the Participant's Early Benefit Date. The Committee may, but is not required to, grant the Participant's request.

4.11 Recipients of Payment: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his/her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.11. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Company requires and may include contingent Beneficiaries. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. If no designation is in effect or if an existing designation is determined to be invalid at the time any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

6.01 Committee. The Plan shall be administered by the Committee. Members of the Committee or agents of the Committee may be Participants under the Plan.

Only Sections 2.06, 2.07, 4.07, 4.11, and 6.01 are affected by this Amendment.


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